EXHIBIT 99.1

Contact:      Jim Radosevich
              Vice President, Corporate Finance & Investor Relations
              Phone: 847-304-5800; email - jim.radosevich@clarkconsulting.com

                 CLARK CONSULTING REPORTS FIRST QUARTER RESULTS

Barrington, IL, April 25, 2005 - Clark Consulting (NYSE: CLK) a national firm dedicated to helping companies keep their best people through integrated compensation, benefits and funding solutions, today announced its first quarter results.

FIRST QUARTER OVERVIEW

         o Total revenue was $66.9 million, as compared to $84.7 million in the prior year period

         o Operating income totaled $7.2 million, down from $14.3 million in first quarter 2004

         o Net income was $1.1 million, as compared to $4.4 million for 2004's first quarter

         o The Company paid down an additional $12.3 million of debt in the quarter

         o The Company announced a dividend program, paying its first-ever quarterly dividend of $0.06 per share

FINANCIAL SUMMARY OF OPERATIONS ($ IN MILLIONS EXCEPT EPS)

                                                           March 31,
                                                      2005            2004
                                                      ----            ----
         Total Revenue..........................     $66.9           $84.7
         Operating Income.......................       7.2            14.3
         Net income.............................       1.1             4.4
         EPS (Diluted)..........................     $0.06           $0.23

                                  as of              3/31/05        12/31/04
                                                     -------        --------
         Unrestricted Cash......................      $7.1           $23.2
         Restricted Cash *......................       7.1            12.0
         Trust Preferred Debt...................      45.0            45.0
         Other Recourse Debt....................       4.4             4.7
         Non-Recourse Debt **...................     262.8           274.8
         Debt/Capitalization ratio excluding non-
           recourse debt........................     15.2%           15.4%
         Total Debt/Capitalization ratio........     53.2%           54.2%

---------
*        cash designated for the Company's securitization payments

** debt incurred as a result of a securitization of specified inforce revenues, which is non-recourse to the Company's general assets

         The Company reported first quarter 2005 revenue of $66.9 million, down 20.9% from the first quarter of 2004. First year revenue was $30.8 million, a 33.8% decrease from first quarter 2004. First year revenue was down significantly in the Company's Executive Benefits Practice ("EBP") and Banking Practice due to softness in insurance-based sales. In addition, first quarter 2004 revenue included one extremely large case, which contributed $9.3 million to that period's revenue. There were no new cases in the current period that generated over $1 million in revenue. Consulting revenue was strong during the quarter due to the increasing complexity of compensation issues and the increased demand for third-party expertise.

         Renewal revenue was $36.1 million, down 5.1% from the previous year. Renewal revenue declined at EBP, primarily due to timing in the receipt of payments. Renewal revenue is expected to be lower in 2005 as compared to the previous year due to a natural reduction in commission rates on existing inforce business as well as from lapses that occurred during 2004.

   Quarterly results ($ millions)   3/31/05    3/31/04   Difference    % Change
                                    -------    -------   ----------    --------
   New business                      $30.8      $46.6      -$15.8       -33.8%
   Renewals and other                $36.1      $38.1       -$2.0        -5.1%

         Commission expense was $13.8 million during the quarter, compared to $23.2 million in the same period of 2004. As a percent of revenue, commission expense declined to 20.6% compared to 27.4% in first quarter 2004. This decrease in commissions as a percent of revenue reflects a higher percentage of revenue from renewals, which generally have a lower commission rate; a higher percentage of business by employee consultants who generally receive a lower commission percentage; and from a higher percentage of consulting revenue not subject to commission. Operating expense for the period was $42.1 million as compared to $42.6 million during the first quarter of 2004. First quarter 2005 operating expense includes a lawsuit settlement expense of $650 thousand. The decrease in operating expense during the period was attributable to the effects of cuts implemented at the Banking Practice in late 2004 and effective cost management in the Company's other business segments.

         Operating income decreased 49.7% to $7.2 million, as compared to $14.3 million in the same period last year, predominantly due to the shortfall in first-year revenue. Net income was $1.1 million, or $0.06 per diluted share, versus net income of $4.4 million, or $0.23 per diluted share, in first quarter 2004.

         "We experienced difficult macroeconomic conditions in our Executive Benefits and Banking practices leading to a disappointing quarter overall," noted Tom Wamberg, Chairman and CEO of Clark Consulting. "The persistence of a flat yield curve significantly affected our ability to place new business in our Banking Practice. In addition, there was legislation passed in October 2004 in which final Treasury regulations are still outstanding, creating a diversion from implementing new plans for both our clients and consultants."

         Mr. Wamberg added, "On a positive note, I am delighted to report that we paid our first quarterly dividend on April 1st. Additionally, we have continued to pay down our debt and purchase shares under our share repurchase program. Looking forward, we still see good demand for our products and services despite the weak first quarter insurance revenue. We do not consider the current quarter results to be indicative of what we expect for the remainder of the year. In addition, we have done a good job at improving the cost structure and efficiency of our operations. Both our commission and operating expenses are lower than they were a year ago. Once business conditions improve, the increase in new business is expected to impact our bottom-line at a higher margin than in the past."

         The Company continues to generate strong cash flow relative to earnings. Reported earnings include amortization expense of $3.8 million. The amortization expense on a pre-tax basis equates to $0.21 per share. In addition, the Company's deferred tax liability account, which represents taxes expensed but not paid and which benefits cash flow, increased $2.2 million during the quarter, or $0.12 per share.

         A conference call discussing the Company's first quarter 2005 results will take place this morning, April 25, 2005 at 10:00am CDT. The call will be webcast live and can be listened to by accessing the Company's website at www.clarkconsulting.com.

         Founded in 1967, Clark Consulting is a firm with expertise in executive compensation and benefit design, funding and plan administration. With more than 3,950 corporate, banking and healthcare clients, the Company's mission is helping companies keep their best people.

All statements other than statements of historical fact included in this news release are forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. These statements are not a guarantee of future performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, such as difficulties associated with changes in tax legislation, dependence on key consultants, the Company's dependence on persistency of existing business, credit risk related to renewal revenue, acquisition risks such as our ability to integrate acquired businesses, competitive factors and pricing pressure, dependence on certain insurance companies, changes in legal and regulatory requirements, general economic conditions and such other factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission. Such statements reflect the current views of the Company's management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph. The Company has no intention, and disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise. Further information may be obtained at the Company's Internet site: http://www.clarkconsulting.com.

                                      # # #

                                  CLARK, INC.
                                 BALANCE SHEET
                                   UNAUDITED
                     ($ IN THOUSANDS EXCEPT SHARE AMOUNTS)


                                                      MARCH 31,    DECEMBER 31,
                                                        2005          2004
                                                      ---------    ------------
                                     ASSETS

Current Assets
     Cash and cash equivalents                       $    7,055    $   23,199
     Restricted cash                                      7,081        12,020
     Accounts and notes receivable, net                  32,608        44,388
     Prepaid income taxes                                 2,278         1,479
     Deferred tax assets                                    899           782
     Other current assets                                 6,301         2,445
                                                     ----------    ----------
          Total Current Assets                           56,222        84,313
                                                     ----------    ----------

     Intangible Assets, net                             581,244       584,246
     Equipment and Leasehold Improvements, net           11,836        12,140
     Other Assets                                        21,375        20,594
                                                     ----------    ----------
          TOTAL ASSETS                               $  670,677    $  701,293
                                                     ==========    ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
     Accounts payable                                $    3,310    $    3,886
     Accrued liabilities                                 31,535        54,145
     Deferred revenue                                     5,335         2,268
     Recourse debt maturing within one year               1,328         1,295
     Non-recourse debt maturing within one year           3,366        13,632
                                                     ----------    ----------
          Total Current Liabilities                      44,874        75,226
                                                     ----------    ----------

Trust Preferred Debt                                     45,000        45,000
Long-Term Recourse Debt                                   3,083         3,427
Long-Term Non-Recourse Debt                             259,453       261,195
Deferred Tax Liabilities                                 26,909        24,752
Deferred Compensation                                     9,755         8,215
Interest Rate Swap                                            -            40
Other Non-Current Liabilities                             6,686         9,252

Stockholders' Equity
     Common stock                                           189           188
     Paid in capital                                    194,645       193,849
     Retained earnings                                   87,812        87,803
     Other comprehensive income (loss)                      100          (135)
     Deferred compensation                                2,327         1,898
     Treasury stock                                     (10,156)       (9,417)
                                                     ----------    ----------
          TOTAL STOCKHOLDERS' EQUITY                    274,917       274,186
                                                     ----------    ----------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $  670,677    $  701,293
                                                     ==========    ==========

                                  CLARK, INC.
                                INCOME STATEMENT
                                   UNAUDITED
                     ($ IN THOUSANDS EXCEPT SHARE AMOUNTS)


                                                     FOR THE THREE MONTHS ENDED
                                                      MARCH 31,      MARCH 31,
                                                        2005          2004
                                                      ---------    ------------

Total revenue                                       $    66,948   $    84,651
Commission and fee expense                               13,802        23,218
General and administrative expense                       42,089        42,551
Amortization of intangibles                               3,844         4,542
                                                    -----------   -----------
     INCOME FROM OPERATIONS                               7,213        14,340
                                                    -----------   -----------
Interest income                                             164            57
Interest expense                                         (5,552)       (5,601)
Other income/(expense)                                        -        (1,468)
                                                    -----------   -----------
     Pre-tax income                                       1,825         7,328
Income tax expense                                          723         2,913
                                                    -----------   -----------
     NET INCOME                                     $     1,102   $     4,415
                                                    ===========   ===========
Basic net income per common share
     Net income                                     $      0.06   $      0.24
     Weighted average shares                         18,315,144    18,493,430
Diluted net income per common share
     Net income                                     $      0.06   $      0.23
     Weighted average shares                         18,482,923    18,862,438

                                  CLARK, INC.
                            INCOME STATEMENT DETAIL
                                   UNAUDITED
                     ($ IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                              FOR THE THREE MONTHS ENDED
                                              MARCH 31,        MARCH 31,
                                                2005              2004
                                              ---------        ---------

EXECUTIVE BENEFITS PRACTICE*
        First year revenue                     $ 6,516          $14,886
        Renewal revenue                         11,587           14,057
                                               -------          -------
                Total revenue                   18,103           28,943
        Commission expense                       5,776           10,936
        Operating expense                        9,985            9,678
        Amortization                               777              944
                                               -------          -------
                Operating income               $ 1,565          $ 7,385
                                               =======          =======

BANKING PRACTICE
        First year revenue                     $ 6,352          $14,026
        Renewal revenue                         20,046           19,759
                                               -------          -------
                Total revenue                   26,398           33,785
        Commission expense                       6,796           11,575
        Operating expense                       11,381           12,548
        Amortization                             2,617            3,072
                                               -------          -------
                Operating income               $ 5,604          $ 6,590
                                               =======          =======

HEALTHCARE GROUP
        First year revenue                     $ 6,421          $ 6,654
        Renewal revenue                          3,759            3,340
                                               -------          -------
                Total revenue                   10,180            9,994
        Commission expense                       1,230              707
        Operating expense                        6,451            6,588
        Amortization                               313              389
                                               -------          -------
                Operating income               $ 2,186          $ 2,310
                                               =======          =======

---------
*Effective January 1, 2005, the Human Capital Practice was merged into the Executive Benefits Practice.

                                  CLARK, INC.
                        INCOME STATEMENT DETAIL - CONT'D.
                                   UNAUDITED
                     ($ IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                              FOR THE THREE MONTHS ENDED
                                              MARCH 31,        MARCH 31,
                                                2005              2004
                                              ---------        ---------

PEARL MEYER & PARTNERS
        Total revenue                          $ 8,254          $ 6,537
        Operating expense                        7,317            6,006
                                               -------          -------
                Operating income               $   937          $   531
                                               =======          =======

FEDERAL POLICY GROUP
        Total revenue                          $ 2,900          $ 3,454
        Operating expense                        2,523            2,693
        Amortization                                96               96
                                               -------          -------
                Operating income               $   281          $   665
                                               =======          =======

BROKER DEALER
        Total revenue                          $   961          $ 1,736
        Operating expense                          718              920
                                               -------          -------
                Operating income               $   243          $   816
                                               =======          =======

CORPORATE
        Total revenue                          $   152          $   202
        Operating expense                        3,714            4,118
        Amortization                                41               41
                                               -------          -------
                Operating income               $(3,603)         $(3,957)
                                               =======          =======